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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 5, 1995

                                      Registration No. 33-
______________________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                     ________________________

                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

              RYMAC MORTGAGE INVESTMENT CORPORATION
     (Exact name of registrant as specified in its charter)

                 Maryland                       25-1577534
     (State or other jurisdiction of(I.R.S. Employer Identification No.) incorporation or organization)

               100 North Fourth Street, Suite 813
                    Steubenville, Ohio 43952
  (Address of principal executive offices, including zip code)

     RYMAC MORTGAGE INVESTMENT CORPORATION STOCK OPTION PLAN
                    (Full title of the plan)
                     _______________________

                        Richard R. Conte
               100 North Fourth Street, Suite 813
                    Steubenville, Ohio 43952
             (Name and Address of agent for service)

                         (800) 666-6960
  (Telephone number, including area code, of agent for service)
                      _____________________

                 CALCULATION OF REGISTRATION FEE


                                                                  Proposed
                                              Proposed            maximum
                                               maximum            aggregate    Amount of
Title of Securities    Amount to be        offering price         offering   registration
to be registered       registered(1)        per share(2)          price(2)       fee


Common Stock          260,000 shares   240,000 shares @ $0.75     $201,250      $69.40
($0.01 par value)                       20,000 shares @ $1.0625



(1)There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of the plan.  No additional registration fee is included for these shares.

(2)For the purpose of determining the registration fee pursuant to Rule 457(h): 1)
   calculated for 240,000 shares at $0.75 per share as awarded on September 29, 1994, and 2) estimated for 20,000 shares on the basis of the average of the high and low prices of RYMAC Mortgage Investment Corporation Common Stock par value $0.01 per share, reported on the American Stock Exchange on March 31, 1995.
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                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part
I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended. Capitalized terms used but not defined herein shall have the same meanings given them in the RYMAC Mortgage Investment Corporation Stock Option Plan (the "Plan").


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Annual Report of RYMAC Mortgage Investment Corporation
(the "Company") on Form 10-K for the year ended December 31, 1994 is hereby incorporated by reference into this Registration
Statement.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the securities registered pursuant to this Registration Statement shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not required.

ITEM 5.   INTERESTS OF EXPERTS AND COUNSEL.

     [None.]



ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VIII, Section 2 of the Amended and Restated Articles of Incorporation of the Company provides that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted and except as prohibited by the General Corporation Law of the State of Maryland (the "General Corporation Law") as the same exists or may hereafter be amended, under the procedures provided by such law.

     Subsection (b) of Section 2-418 of the Corporation and Associations Article of the Annotated Code of Maryland provides that a corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that (i) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) the director actually received an improper personal benefit in money, property, or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

     Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding. However, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.

     The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this subsection. The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry or an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet that standard of conduct.

     Subsection (c) of Section 2-418 of the Corporation and Associations Article of the Annotated Code of Maryland provides that a director may not be indemnified under subsection (b) of such
Section in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.   EXHIBITS


Exhibit No.                   Description

4.1       Amended and Restated Articles of Incorporation of the
          Company (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company's Registration Statement
          No. 33-22891 on Form S-11).

4.2 Articles of Amendment to Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1.1 to the Company's Form 10-K for the year ended December 31, 1990).

4.3 Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.2. to Amendment No. 1 to the Company's Registration Statement No. 33-22891 on Form S-
          11).

4.4 Amendment to By-laws of the Company (incorporated by reference to Exhibit 3.2.1 to Amendment No. 2 to the Company's Registration Statement No. 33-22891 on Form S-
          11).

5         Opinion of Brown & Wood re: legality

23.1      Consent of Kenneth Leventhal & Company

23.2      Consent of Brown & Wood (included as part of Exhibit 5)


ITEM 9.   UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Steubenville on the 5th day of April, 1995.

                              RYMAC MORTGAGE INVESTMENT CORPORATION


                              By:  /s/ Richard R. Conte
                              Richard R. Conte
                              Chairman of the Board
                              and Chief Executive Officer


                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Conte his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to each Registration Statement amended hereby, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 5th day of April, 1995.


Name                          Title               Date

/s/ Richard R. Conte          Chairman of the
Richard R. Conte              Board of Directors,
                              Chief Executive
                              Officer and Principal
                              Financial Officer   April 5, 1995

/s/ Ronald L. Temple          Director            April 5, 1995
Ronald L. Temple

/s/ Edward S. Babbitt, Jr.    Director            April 5, 1995
Edward S. Babbitt, Jr.

/s/ Joseph P. Berghold        Director            April 5, 1995
Joseph P. Berghold

/s/ Spencer B. Burke          Director            April 5, 1995
Spencer B. Burke

/s/ James C. Chaplin, IV      Director            April 5, 1995
James C. Chaplin, IV

/s/ Malcolm M. Prine          Director            April 5, 1995
Malcolm M. Prine

/s/ Hay Walker, IV            Director            April 5, 1995
Hay Walker, IV


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                          EXHIBIT INDEX


Exhibit No.                   Description

4.1       Amended and Restated Articles of Incorporation of the
          Company (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company's Registration Statement
          No. 33-22891 on Form S-11).

4.2 Articles of Amendment to Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1.1 to the Company's Form 10-K for the year ended December 31, 1990).

4.3 Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.2. to Amendment No. 1 to the Company's Registration Statement No. 33-22891 on Form S-
          11).

4.4 Amendment to By-laws of the Company (incorporated by reference to Exhibit 3.2.1 to Amendment No. 2 to the Company's Registration Statement No. 33-22891 on Form S-
          11).

5         Opinion of Brown & Wood re: legality

23.1      Consent of Kenneth Leventhal & Company

23.2      Consent of Brown & Wood (included as part of Exhibit 5)